Exhibit 1

                TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11 *CUSIP: 21988G171Class A-1
         21988GCR5Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 1, 2004

INTEREST ACCOUNT
----------------


Balance as of May 1, 2004.....                                   $0.00
      Scheduled Income received on securities.....         $975,000.00
      Unscheduled Income received on securities.....             $0.00

LESS:
      Distribution to Class A-1 Holders.....              -$881,250.00
      Distribution to Class A-2 Holders.....               -$93,750.00
      Distribution to Depositor.....                            -$0.00
      Distribution to Trustee.....                              -$0.00
Balance as of November 1, 2004.....                              $0.00



PRINCIPAL ACCOUNT
-----------------


Balance as of May 1, 2004.....                                   $0.00

      Scheduled Principal received on securities.....            $0.00


LESS:
      Distribution to Holders.....                              -$0.00
Balance as of November 1, 2004.....                              $0.00



               UNDERLYING SECURITIES HELD AS OF November 1, 2004


      Principal
       Amount                  Title of Security
      ---------                -----------------
      $30,000,000    Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
                    *CUSIP: 50075NAC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.